Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

 AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GlobalSCAPE, Inc. on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the  “Report”), we, Charles R. Poole, President and Chief Executive Officer, and Thomas F. Farar, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully  complies with the  requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

/s/ Charles R. Poole
Charles R. Poole
President and Chief Executive Officer
May 12, 2006

/s/ Thomas F. Farar
Thomas F. Farar
Chief Financial Officer
May 12, 2006